Exhibit 3.65(a)

State of Delaware Secretary of State Division of Corporations Delivered 04:02 PM 12/22/2006 FILED 12:13 PM 12/22/2006 SRV 061180161 - 2089598 FILE

CLUBCORP USA, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

ClubCorp USA, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.         Article FOURTH of the Certificate of Incorporation of the corporation is amended to read as follows:

“The Corporation is authorized to issue Three Thousand (3,000) shares of capital stock in the aggregate. The capital stock of the Corporation shall consist of a single class, designated “Common Stock,” with a par value of $1.00 per share.”

2.         The amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.         The amendment shall be effective upon filing.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 21st day of December, 2006.

CLUBCORP USA, INC.

By	/s/ Thomas T. Henslee
Thomas T. Henslee, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/22/1999 991030293 - 2089598

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CLUB CORPORATION OF AMERICA

We the undersigned as President and Secretary of CLUB CORPORATION OF AMERICA do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on the 4th day of January, 1999, adopted a resolution to amend the original Articles of Incorporation, as follows:

Article I shall be amended to read as follows:

The name of this corporation is: ClubCorp USA, Inc.

The number of shares of the corporation outstanding and entitled to vote on such amendment to the Articles of Incorporation is 1,000; that the said change of name and amendment to the Articles of Incorporation has been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon at a special meeting of Shareholders duly convened and held on January 4, 1999 pursuant to section 242.

Dated: January 4, 1999.

CLUB CORPORATION OF AMERICA

By:	/s/ James M. Hinckley
James M. Hinckley, President

By:	/s/ Thomas T. Henslee
Thomas T. Henslee, Secretary

10:01 am
FILED
CERTIFICATE OF INCORPORATION	APR 25 [Illegible]
OF	[Illegible]
Club Corporation of America
/s/ [Illegible]
[Illegible]

FIRST; The name of this Corporation is Club Corporation of America

SECOND: Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the city of Wilmington, County of New Castle ZIP CODE 19801. The Registered Agent in charge thereof is Corporation Trust Company (The)

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is One Thousand Dollars ($1,000.00) divided into 1,000 shares, of One Dollars ($l.00) each.

FIFTH: The Name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS	ZIP CODE

Murry E. Page	J4651 Dallas Parkway, Suite 700 Dallas, Texas	75240

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of January, A.D. 1986.

/s/ Murry E. Page
Murry E. Page